Exhibit 99.1

PRESS RELEASE

Veoneer names Chairman and completes final registration documentation

(Stockholm, Sweden, June 8, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces that Veoneer has named Jan Carlson its Chairman following the completion of the spin-off. Jan Carlson has been President and CEO of Veoneer since April 1, 2018. Also, the registration statement filed by Veoneer with the Securities and Exchange Commission (SEC) in the United States became effective and the prospectus submitted to the Swedish Financial Supervisory Authority (SFSA) in Sweden was approved and registered on June 8.

On May 24, 2018, Autoliv announced that its board of directors approved a pro rata distribution to Autoliv stockholders of all of the outstanding shares of Veoneer. The spin-off is expected to be completed on June 29, 2018.

Following the completion of the spin-off, Jan Carlson will be the Chairman of the board of directors of Veoneer and will remain Chairman of the board of directors of Autoliv. Board members of Veoneer will be: Jan Carlson (Chairman), Robert W. Alspaugh, Mary Louise Cummings, Mark Durcan, James M. Ringler, Kazuhiko Sakamoto, Jonas Synnergren and Wolfgang Ziebart.

Mikael Bratt, current President of Autoliv’s Passive Safety business segment, will as previously announced assume the position of President and CEO for Autoliv following the completion of the spin-off. As previously announced, board members of Autoliv will be: Jan Carlson (Chairman), Hasse Johansson, Leif Johansson, David E. Kepler, Franz-Josef Kortüm, Xiaozhi Liu and Ted Senko.

The registration statement on Form 10 previously filed by Veoneer with the SEC to register its common stock for listing on the New York Stock Exchange became effective on June 8, 2018. On the same day, Veoneer’s prospectus for the listing of its Swedish Depository Receipts (SDRs) on Nasdaq Stockholm was approved and registered by the SFSA. The registration statement includes an information statement which describes the spin-off in detail and contains important business and financial information about Veoneer. The information statement and prospectus are publicly available on www.veoneer.com and on www.autoliv.com/investors/veoneer-spin.

The first day of regular way trading for Veoneer common stock on the New York Stock Exchange and SDRs on Nasdaq Stockholm is expected to be July 2, 2018. Details regarding the process of the listing can be found in an Autoliv press release published on May 24, 2018, which is available on www.autoliv.com and www.veoneer.com.

Inquiries

Media: Thomas Jönsson, Corporate Communications. Tel +46 (0)8 5872 0627

Investors & Analysts, Anders Trapp, Investor Relations, Tel +46 (0)8 58 72 06 71

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the completion and timing of the spin-off and distribution, including the satisfaction of the conditions to the distribution and the receipt of all required regulatory approvals, and the expected performance of Autoliv and Veoneer following completion of the spin-off. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com